Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING

We consent to the incorporation by reference in Registration Statements Nos. 33-70050, 33-80985, 333-32237 and 333-57754 of Aldila, Inc. on Form S-8 and Registration Statements Nos. 33-81792 and 333-177883 on Form S-3 of (1) our report with respect to the Company's consolidated financial statements dated March 9, 2007 (except for Notes 13, 15, and the Cash Equivalents and Marketable Securities section of Note 1 to the aforementioned financial statements included elsewhere herein and the fifth and sixth paragraphs of such report, as to which the date is March 28, 2008) and (2) our report with respect to the Company's effectiveness of internal control over financial reporting dated March 9, 2007 (except for the first, fifth and sixth paragraphs of such report, as to which the date is March 28, 2008), both appearing in this Annual Report on Form 10-K/A of Aldila, Inc. for the year ended December 31, 2006.

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP

San Diego, California
March 28, 2008